UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.
Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2011, we held our 2011 annual meeting of stockholders in Orlando, Florida for the purposes of electing five directors for terms expiring at the 2012 annual meeting of stockholders and transacting such other business as may have properly come before the meeting or any adjournment or postponement thereof. A total of 153,634,659 shares (approximately 51.1%) of our common stock outstanding and entitled to vote were represented at the meeting in person or by proxy.

At the annual meeting, our stockholders elected the five nominees listed below to serve as directors until the 2012 annual meeting of stockholders or until their successors shall have been elected and qualified. The voting results for each of the persons nominated are as follows:

Nominee	For	Withheld
Bruce Douglas	149,348,831	4,285,828
Dennis N. Folken	149,344,210	4,290,449
Robert J. Woody	149,482,820	4,151,839
Robert A. Bourne	149,533,991	4,100,668
James M. Seneff, Jr.	149,515,841	4,118,818

No other business was transacted at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2011	CNL LIFESTYLE PROPERTIES, INC.

/s/ Joseph T. Johnson
Name: Joseph T. Johnson
Title: Senior Vice President and Chief Accounting Officer